Exhibit 3.4

IBC No. 330915

                               [GRAPHIC OMITTED]




                    territory of the british virgin islands

                    the international business companies act, cap. 291







                    MEMORANDUM AND ARTICLES OF ASSOCIATION OF
                    Cathayonline (BVI) Ltd.


                    INCORPORATED THE  30th DAY OF June, 1999.













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territory of the british virgin islands
the international business companies act, cap. 291

MEMORANDUM OF ASSOCIATION OF


     CathayOnline (BVI) Ltd.

          1.   The Name of the Company is CathayOnline (BVI) Ltd.

          2. The Registered Office of the Company will be situate at Tropic Isle Building, P.O. Box 438, Road Town, Tortola, British Virgin Islands or at such other place within the British Virgin Islands as the directors may from lime to lime determine.

          3. The Registered Agent of the Company will be Integro Corporate Services (BVI) limited, Tropic Isle Building, P.O. Box 438, Road Town, Tortola, British Virgin Islands or such other person or company being a person or company entitled to act as a registered agent as the directors may from time to time determine.

          4.   The Objects for which the Company is established are:

               (1) To buys sell, underwrite, invest in, exchange or otherwise acquire, and to hold, manage, develop, deal with and turn to account any bonds, debentures, shares (whether fully paid or not), stocks, options, commodities, futures, forward contracts, notes or securities of governments, states, municipalities, public authorities or public or private limited or unlimited companies in any part of the wodd, precious metals, gems, works of art and other artides of value, and whether on a cash or margin basis and including short sales, and to lend money either unsecured or against the security of any of the aforementioned property

               (2) To buy, own, hold, subdivide, lease, sell, rent, prepare building sites, construct, reconstruct, alter, improve, decorate, furnish, operate, maintain, reclaim or otherwise deal with and/or develop land and buildings and otherwise deal in real estate in all its branches, to make advances upon the security of land or houses or other property or any interest therein, and whether erected or in course of erection and whether on first mortgage or charge or subject to a prior mortgage or mortgages or charge or charges, and to develop land and buildings as may seem expedient but without prejudice to the generality of the foregoing.

               (3) To borrow or raise money by the issue of debentures, debenture stock (perpetual or terminable), bonds, mortgages, or any other securities founded or based upon all or any of the assets or property of the Company or without any security and upon such terms as to priority or otherwise as the Company shall think fit.


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               (4)  To  guarantee  loans  and to  lend  money  with  or  without guarantee or security to any persons, firms or corporations.

               (5) To engage in any other business or businesses whatsoever; or in any acts or activities, which are not prohibited under any law for the time being in force in the British Virgin Islands.

               (6) To do all such other things as are incidental to or the Company may think conducive to the attainment of all or any of the above objects.

               And it is hereby declared that the intention is that each of the objects specified in each paragraph of this dause shall, except where otherwise expressed in such paragraph, be an independent main object and be in nowise flmited or restricted by reference to or inference from the terms of any other paragraph or the name of the Company.

          5.   (1) The Company has no power to:

                    (a) carry on business with persons resident in the British Virgin Islands;

                    (b) own an interest in real property situate in the British Virgin Islands, other than a lease referred to in paragraph (e) of subsection (2);

                    (c) carry on banking or trust business, unless it is licensed under the Banks and Trust Companies Act, 1990;

                    (d) carry on business as an insurance or reinsurance company, insurance agent or insurance broker, unless it is licensed under an enactment authorizing it to carry on that business;

                    (e) carry on the business of company management unless it is licensed under the Company Management Act, 1990; or

                    (f)  carry  on the  business  of  providing  the  registered
                         office   or  the   registered   agent   for   companies
                         incorporated in the British Virgin Islands.

               (2) For purposes of paragraph (a) of subsection (1), the company shall not be treated as carrying on business with persons resident in the British Virgin Islands by reason only that:

                    (a) it makes or maintains deposits with a person carrying on banking business within the British Virgin Islands;

                    (b) it makes or maintains professional contact with solicitors, banisters, accountants, bookkeepers, trust companies, administration companies, investment advisers or other similar persons carrying on business within the British Virgin Islands;

                    (c) it prepares or maintains books and records within the British Virgin Islands;


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                    (d)  it holds,  within the British Virgin Islands,  meetings of its directors or members;

                    (e) it holds a lease of property for use as an office from which to communicate with members or where books and records of the company are prepared or maintained;

                    (f) it holds shares, debt obligations or other securities in a company incorporated under the International Business Companies Act or under the Companies Act; or

                    (g) shares, debt obligations or other securities in the company are owned by any person resident in the British Virgin Islands or by any company incorporated under the International Business Companies Act or under the Companies Act.

          6. The shares in the Company shall be issued in the currency of the United States of America.

          7. The authorised capital of the Company is US$50,000 divided into 50,000 shares with a par value of US$1.00 each. The directors shall have the authority to determine by resolution at their discretion whether shares are to be issued as registered shares or to bearer.

          8. The shares shall be divided into such number of classes and series as the directors shall by resolution from time to time determine and until so divided shall comprise one dass and series.

          9. The directors shall by resolution have the power to issue any class or series of shares that the Company is authorised to issue in its capital, original or increased, with or subject to any designations, powers, preferences, rights, qualifications, limitations and restrictions.

          10. Shares issued as registered shares may be exchanged for shares issued to bearer, and shares issued to bearer may be exchanged for registered shares.

          11. Where shares are issued to bearer, the bearer, identified for this purpose by the number of the share certificate, shall be requested to give to the Company the name and address of an agent or attorney for service of any notice, information or written statement required to be given to members, and service upon such agent or attorney shall constitute service upon the bearer of such shares. In the absence of such name and address being given it shall be sufficient for purpose of service for the Company to publish the notice, information or written statement in one or more newspapers published or circulated in the British Virgin Islands and in a newspaper in the place where the Company has its principal office.

          12. The Company shall by a resolution of members or by a resolution of directors have the power to amend or modify any of the conditions contained in this. Memorandum of Association and to increase or reduce the authonsed capital of the Company in any way which may be permitted by law.


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WE. the undersigned  Registered Agent,  subscribe our name to this Memorandum of
Association.

--------------------------------------------------------------------------------
NAME, ADDRESS AND DESCRIP11ON OF SUBSCRIBER
--------------------------------------------------------------------------------

Integro Corporate Services (BVI) Limited
Tropic Isle Building
P.O. Box 438
Road Town, Tortola
British Virgin Islands


Registered Agent                                CLAUDE1TE I. FRANCIS (Sdg.)
                                                ---------------------------
                                                   Authorised Signatory



--------------------------------------------------------------------------------
DATED this                  30th           day of     June, 1999.


WITNESS to the above signature:                 V. JOSEPH (Sdg.)
                                                ---------------------------
                                                Road Town
                                                Tortola
                                                British Virgin Islands


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territory of the british virgin islands
the international business companies act, cap. 291

ARTICLES OF ASSOCIATION OF

CathayOnline (BVI) Ltd.


               1.   References  in  these  Articles  to the Act  shall  mean The
                    International Business Companies Act, Cap. 291. The following Regulations shall constitute the Artides of the Company. In these Articles words and expressions defined in the Act shall have the same meaning and, unless otherwise required by the context, the singular shall indude the plural and vice-versa, the masculine shall indude the feminine and neuter and references to persons shall indude corporations and all legal entities capable of having a legal existence.

 SHARES

                    2. The authorised capital of the Company is US$50,000 divided into 50,000 shares with a par value of US$1 each, which may be issued as either registered shares or as shares issued to bearer as the directors may by resolution determine.

                    3. Every person whose name is entered as a member in the share register being the holder of registered shares, and every person who subscribes for shares issued to bearer, shall, without payment, be entitled to a certificate signed by two directors or two officers or by one director and one officer of the Company or under the common seal of the Company with or without the signature of any director or officer of the Company specifying the share or shares held and the par value thereof, provided that in respect of a registered share, or shares, held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

                    4. In the case of bearer shares, each certificate for shares issued to bearer shall carry an identifying number, and the Company shall maintain a register of the name and address of an agent or attorney which may be given to the Company by the bearer, identified for this purpose by such identifying number, for service of any notice, information or written statement required to be given to members.

                    5. If a certificate is worn out or lost it may be renewed on production of the worn-out certificate, or on satisfactory proof of its loss together with such indemnity as the directors may reasonably require. Any member receiving a share certificate shall indemnify and hold the Company and its officers harmless from any loss or liability which it or they may incur by reason of wrongful or fraudulent use or representation made by any person by virtue of the possession of such certificate.


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SHARE CAPITAL AND
VARIATION OF RIGHTS

                    6. Subject to the provisions of these Articles, the unissued shares of the Company (whether forming part of the original or any increased capital) and treasury shares (if any) shall be at the disposal of the directors who may, without limiting or affecting any rights previously conferred on the holders of any existing shares or class or series of shares, offer; allot, grant options over or otherwise dispose of them to such persons at such times and for such consideration, being not less than the par value of the shares being disposed of, and upon such terms and conditions as the Company may, by resolution of the directors, determine.

                    7. No shares of the Company may be issued until the consideration in respect of the shares is fully paid, and when issued the share is for all purposes fully paid and nonassessable save that a share issued for a promissory note or other written obligation for payment of a debt may be issued subject to forfeiture in the manner prescribed in Regulation 22.

                    8. Shares of the Company shall be issued for money, services rendered, personal property (including other shares, debt obligations or other securities in the Company), an estate in real property, a promissory note or other binding obligation to contribute money or property, or any combination thereof.

                    9. Without prejudice to. any special rights previously conferred on the holders of any existing shares or class of shares, any share of the Company may be issued with such preferred, deferred or other special rights or such restrictions. whether in regard to dividend, voting, return of capital or otherwise as the directors may from time to time determine.

                    10. Subject to the provisions of the Act in this regard, shares may be issued on the terms that they are redeemable, or, at the option of the Company, are liable to be redeemed on such terms and in such manner as the directors before or at the time of the issue of the shares may determine.

                    11.  The directors may redeem any such share at a premium.

                    12. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three-fourths of the issued shares of that class and of any other class of shares which may be affected by such variation.

                    13. The rights conferred upon the holders of the shares of any dass issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that dass, be deemed to be varied by the creation or issue of further shares ranking pan passu therewith.

                    14. Except as required by law, the persons named in the share register shall be recognised by the Company as holding the equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these Regulations or by law otherwise provided) any other rights in respect of any share thereof by the registered holder.


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TRANSFER OF SHARES

                    15. Registered shares in the Company may be transferred by a written instrument signed by the transferor and containing the name and address of the transferee orin such other manner or form and subject to such evidence as the directors shall consider appropriate. Shares issued to bearer shall be transferred by delivery of the certificate evidencing same.

                    16. The holder of registered shares may request that such shares be exchanged for shares issued to bearer and the directors shall cancel the certificate evidencing registered shares and the entry in the share register and instead issue a certificate evidendng shares issued to bearer with and subject to such evidence of intent as the directors may consider appropriate.

                    17. The holder of a certificate evidencing shares issued to bearer may request that such shares be exchanged for registered shares and the directors shall cancel the certificate evidencing shares issued to bearer and instead issue a certificate evidencing registered shares and enter the name and address of the holder thereof in the share register with and subject to such evidence of intent as the directors may consider appropriate.

                    18. Upon receipt of notification of any change of name and address of any agent or attorney given to the Company for the purpose of service of any notice, information or written statement required to be given to members, identified by reference to the number of the certificate to bearer, the directors shall forthwith amend the register maintained for this purpose.

 TRANSMISSION OF SHARES

                    19. The personal representative, guardian or trustee as the case may be of a deceased, incompetent or bankrupt sole holder of a registered share shall be the only persons recognised by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivor or survivors, and the personal representative, guardian or trustee as the case may be of the deceased, incompetent or bankrupt holder or holders, shall be the only persons recognised by the Company as having any title to the share but they shall not be entitled to exercise any rights as a member of the Company until they have proceeded as set forth in the following two Regulations.

                    20. Any person becoming entitled by operation of law or otherwise to a share or shares in consequence of the death, incompetence or bankruptcy of any member may be registered as a member upon such evidence being produced as may reasonably be required by the directors. An application by any such person to be registered as a member for all purposes shall be deemed to be a transfer of shares of the deceased, incompetent or bankrupt member and the directors shall treat it as such.

                    21. Any person who has become entitled to a share or shares in consequence of the death, incompetence or bankruptcy of any member may, instead of being registered himself, request in writing that some person to be named by him be registered as a transferee of such share or shares and such request shall likewise be treated as if it were a transfer.

FORFEITURE OF SHARES

                    22. Where shares of the company are issued for a promissory note or other written binding obligation to contribute money or property and the terms of the promissory note or other written binding obligation are not met:


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                    (j)  Written notice specifying a date for payment to be made shall be served on the member who defaults in making payment pursuant to the promissory note or other written binding obligation to pay a debt,

                    (ii)The written notice referred to in (i) above shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited;

                    (iii)Where  notice has been issued and the  requirements  of the notice have not been complied with, the directors may, at any time before tender of payment, by resolution of directors forfeit and cancel the shares to which the notice relates;

                    and the Company shall have no obligation to refund any monies to the member whose shares have been cancelled and that member shall be discharged from any further obligation to the Company.

ACQUISITION OF  OWN  SHARES

               23. Subject to the provisions of the Act in this regard, the directors may, on behalf of the Company, purchase, redeem or otherwise acquire any of the Company's own shares for such consideration as they consider fit, and either cancel or hold such shares as Treasury shares. The directors may dispose of any shares held as Treasury shares on such terms and conditions as they may from time to time determine. Shares may be purchased or otherwise acquired in exchange for newly issued shares in the Company.

ALTERATION IN CAPITAL

               24. Subject to the terms of any resolution passed for the purpose of increasing the authorised capital of the Company, such increased capital may be divided into shares of such respective amounts, and with such rights or privileges (if any) as may be thought expedient.

               25. Any capital raised by the creation of new shares shall be considered as part of the original capital, and shall be subject to the same provisions as if it had been part of the original capital.

               26.  The company may by resolution:

                    (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

                    (b) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its authorised share capital by the amount of the shares so cancelled;

                    (c) sub-divide its shares or any of them into shares of smaller amount than is fixed by the Memorandum of Association and so that subject to the provisions of Regulation 10 the resolution whereby any share is sub divided may determine that as between the holders of the shares resulting


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                         from such  sub-division  one or more of the  shares may
                         have such preferred or other special rights over or may have such qualified or deferred rights or be subject to any such restrictions as compared with the other or others as the Company has power to attach to unissued or new shares;

                    (d) subject to any confirmation or consent required by law, reduce its authorised and issued share capital or any capital redemption reserve fund or any share premium account in any manner.

               27. Where any difficulty arises in regard to any consolidation and division under this regulation the directors may settle the same as they think expedient.

MEETINGS OF MEMBERS

               28. The directors may convene meetings of the members of the Company at such times and in such manner and places as the directors consider necessary or desirable, and they shall convene such a meeting upon the written request of members holding more than 50 per cent of the votes of the outstanding voting shares in the Company.

               29. Seven days' notice at the least specifying the place, the day and the hour of the meeting and the general nature of the business to be conducted shall be given in manner hereinafter mentioned to such persons whose names on the date the notice is given appear as members in the share register of the Company and are entitled to vote at the meeting and to the agent or attorney of record of the holders of bearer shares.

               30. A meeting of the members shall be deemed to have been validly held, notwithstanding that it is held in contravention of the requirement to give notice in Regulation 29, if notice of the meeting is waived by at least 60 per cent in number of the members or holders of bearer shares having a right to attend and vote at the meeting; and forthis purpose, the presence of a member at the meeting shall be deemed to constitute waiver on his part.

               31. The inadvertent failure of the directors to give notice of a meeting to a member or to the agent or attorney as the case may be, or the fact that a member or such agent or attorney has not received the notice, does not invalidate the meeting.

PROCEEDINGS AT MEETINGS
OF MEMBERS

               32. No business shall be transacted at any meeting unless a quorum of members is present at the time when the meeting proceeds to business. A quorum shall consist of the holder or holders present in person or by proxy of not less than one-third of the shares of each class or series of shares entitled to vote as a class or series thereon and the same proportion of the votes of the remaining shares entitled to vote thereon.

               33. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall be dissolved.

               34. At every meeting the members present shall choose some one of their number to be the Chairman. If the members are unable to choose a Chairman for any reason, then the person representing the greatest number of voting shares present at the meeting shall preside as Chairman failing which the oldest individual person shall take the chair.


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               35.  The Chairman may.  with the consent of the meeting,  adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

               36. At any meeting a resolution put to the vote of the meeting shall be dedded on a show of hands by simple majority unless a poll is (before or on the dedaratton of the result of the show of hands) demanded:

                    (a)  by the Chairman; or

                    (b)  by any member or members present in person or by proxy.

               37. Unless a poll be so demanded, a dedaration by the Chairman that a resolution has, on a show of hands, been carried, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be sufficient evidence of the fact, without proof of the number or proportion of the votes recorded in favour of or against such resolution.

               38. If a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting .at which the poll was demanded. The demand for a poll may be withdrawn.

               39. In the case of an equality of votes, whether on a show of hands, or on a poll, the Chairman of the meeting at which the show of hands takes place, or at which the poll is demanded, shall be entitled to a second or casting vote.

VOTES OF MEMBERS

               40. At any meeting of members whether on a show of hands or on a poll every holder of a voting share present in person or by proxy shall have one vote for every voting share of which he is the holder.

               41. A resolution which has been notified to all members for the time being entitled to vote and which has been approved by a majority of the votes of those members in the form of one or more documents in writing or by facsimile, telex, telegram, cable or other written electronic communication shall forthwith, without the need for any notice, become effectual as a resolution of the members.

               42. If a committee be appointed for any member who is of unsound mind he may vote by his committee.

               43. If two or more persons are jointly entitled to i share or shares:

                    (a) each of them may be present in person or by proxy at a meeting of members and may speak as a member;

                    (b) if only one of them is present in person or by proxy he may vote on behalf of all of them; and

                    (c) if two or more are present in person or by proxy. they must vote as one.

               44.  Votes may be given either personally or by proxy.

               45. The instrument appointing a proxy shall be produced at the place appointed for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote.

               46. An instrument appointing a proxy shall be in such form as the Chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

          47. The instrument appointing a proxy shall be in writing under the hand of the appointer unless the appointer is a corporation or other form of legal entity other than one or more individuals holding as joint owners in which case the instrument appointing a proxy shall be in writing under the hand of an individual duly authonsed by such corporation or legal entity to execute the same. The Chairman of any meeting at which a vote is cast by proxy so authorised may call for a notarially certified copy of such authority which shall be produced within 7 days of being so requested or the vote or votes cast by such proxy shall be disregarded. In the case of a proxy being given by the holder of a share issued to bearer, it shall be sufficient for the appointer to identify himself by writing the identifying number of the certificate evidencing the shares issued to bearer.

CORPORATIONS OR TRUSTS
ACTING BY REPRESENTATIVES
AT MEETINGS

          48. Any corporation or other form of corporate legal entity or any voting trust which is a member of the Company may by resolution of its directors, trustees or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the members or of any class of members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation or trust which he represents as that corporation or trust could exercise if it were an individual member of the Company.

DIRECTORS

          49. Subject to any subsequent amendment to change the number of directors, the number of the directors shall be not less than one.

          50. The first directors shall be elected by the subscriber(s) to the Memorandum. Thereafter, additional directors may be elected either by the members or the existing directors for such term as the members or the directors may determine.

          51. Each director holds office until his successor takes office or until his earlier death, resignation or removal.

          52. A vacancy arising in the board of directors may be filled either by the members a or by the remaining directors.

          53. A director shall not require a share qualification, but nevertheless shall be entitled to attend and speak at any meeting of the members and at any separate meeting of the holders of any class of shares in the Company.

          54. A director by writing under his hand deposited at the Registered Office of the Company may from time to time appoint another director or any other person to be his alternate. Every such alternate shall be entitled to be given notice of meetings of the directors and to attend and vote as a director at any such meeting at which the director appointing him is not personally present and generally at such meeting to have and exercise all the powers. rights duties and authorities of the director appointing him. Every such alternate shall be deemed to be an officer of the Company and shall not be deemed to be an agent of the director appointing him. If undue delay or difficulty would be occasioned by giving notice to a director of a resolution of which his approval is sought in accordance with Regulation 79 his alternate (if any) shall be entitled to signify approval of the same on behalf of that director. The remuneration of an alternate shall be payable out of the remuneration payable to the director appointing him, and shall consist of such portion of the last-mentioned remuneration as shall be agreed between such alternate and the director appointing him. A director by writing under his hand deposited at the Registered Office of the Company may at any time revoke the appointment of an alternate appointed by him. If a director shall die or cease to hold the office of director, the appointment of his alternate shall thereupon cease and terminate.

          55. The directors may, by resolution, fix the emoluments of directors in respect of services rendered or to be rendered in any capacity to the Company. The directors may also be paid such travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the directors, or any committee of the directors or meetings of the members, or in connection with the business of the Company as shall be approved by resolution of the directors.

          56. Any director who, by request, goes or resides abroad for any purposes of the Company or who performs services which in the opinion of the Board go beyond the ordinary duties of a director, may be paid such extra remuneration (whether by way of salary commission, participation in profits or otherwise) as shall be approved by resolution of the directors.

          57. The Company may pay to a director who at the request of the Company holds any office (including a directorship) in, or renders services to any company in which the Company may be interested, such remuneration (whether by way of salary, commission, participation in profits or otherwise) in respect of such office or services as shall be approved by resolution of the directors.

          58.  The office of director shall be vacated if the director:

               (a) is removed from office by a resolution of members or by a resolution of directors, or

               (b) becomes bankrupt or makes any arrangement or composition with his creditors generally, or

               (C) becomes of unsound mind, or of such infirm health as to be incapable of managing his affairs, or

               (d)  resigns his office by notice in writing to the Company.

          59. (a) A director may hold any other office or position of profit under the Company (except that of auditor) in conjunction with his office of director, and may act in a professional capacity to the Company on such terms as to remuneration and otherwise as the directors shall arrange.

               (b) A director may be or become a director or other officer of, or otherwise interested in any company promoted by the Company, or in which the Company may be interested, as a member or otherwise, and no such director shall be accountable for any remuneration or other benefits received by him as director or officer or from his interest in such other company. The directors may also exercise the voting powers conferred by the shares in any other company held or owned by the Company in such manner in all respects as they think fit, including the exercise thereof in favour of any resolutions appointing them, or any of their number, directors or officers of such other company, or voting or providing for the payment of remuneration to the directors or officers of such other company. A director mayvote in favour of the exercise of such voting rights in manner aforesaid, notwithstanding that he may be, or be about to become, a director or officer of such other company, and as such in any other manner is, or may be, interested in the exercise of such voting rights in manner aforesaid.

               (c) No director shall be disqualified by his office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any director shall be in any way interested be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or arrangement, by reason of such director holding that office or of the fiduciary relationship thereby established. The nature of a director's interest must be dedared by him at the meeting of the directors at which the question of entering into the contract or arrangement is first taken into consideration, and if the director was not at the date of that meeting interested in the proposed contract or arrangement, or shall become interested in a contract or arrangement after it is made, he shall forthwith after becoming so interested advise the Company in writing of the fact and nature of his interest. A general notice to the directors by a director that he is a member of a specified firm or company, and is to be regarded as interested in any contract or transaction which may, after the date of notice, be made with such firm or company shall (if such director shall give the same at a meeting of the directors, or shall take reasonable steps to secure that the same is brought up and read at the next meeting of directors after it is given) be a sufficient declaration of interest in relation to such contract or transaction with such firm or company. A director may be counted as one of a quorum upon a motion in respect of any contract or arrangement which he shall make with the Company, or in which he is so interested as aforesaid, and may vote upon such motion.

OFFICERS

          60. The directors of the Company may, by a resolution of directors, appoint officers of the Company at such times as shall be considered necessary or expedient, and such officers may consist of a President, one or more Vice-Presidents, a Secretary and a Treasurer and such other officers as may from time to time be deemed desirable. The officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed by the directors thereafter, but in the absence of any specific allocation of duties it shall be the responsibility of the President to manage the day to day affairs of the Company, the Vice-Presidents to act in order of seniority in the absence of the President but otherwise to perform such duties as may be delegated to them by the President, the Secretary to maintain the registers, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the Treasurer to be responsible for the financial affairs of the Company.

          61. Any person may hold more than one office and no officer need be a director or member of the Company. The officers shall remain in office until removed from office by the directors whether or not a successor is appointed.

          62. Any officer who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it and of transacting any of the business of the officers.

POWERS OF DIRECTORS

          63. The business of the Company shall be managed by the directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company, and may exercise all such powers of the Company as are not by the Act or by these Regulations required to be exercised by the members subject to any delegation of such powers as may be authorised by these Regulations and to such requirements as may be prescribed by resolution of the members. But no requirement made by resolution of the members shall prevail if it be inconsistent with these Regulations nor shall such requirement invalidate any prior act of the directors which would have been valid if such requirement had not been made.

          64. The Board of Directors may entrust to and confer upon any director or officer any of the powers exercisable by it, except such powers as are exercisable under the Act by resolutions of the directors upon such terms and conditions and with such restrictions as it thinks fit, and either collaterally with, or to the exdusion of, its own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers. The directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulation that may be imposed on it by the directors.

          65. The directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Regulations) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him, except that no officer or attorney of the Company may have any power of authority with respect to matters requiring a resolution of directors under the Act, nor may any officer or attorney have any power to pass or purport to pass resolutions on behalf of the Company.

          66. Any director who is a body corporate may appoint any person its duly authorised representative for the purpose of representing it at Board Meetings and of transacting any of the business of the directors,

          67. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as the directors shall from time to time by resolution determine.

          68. The directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertakings, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

          69. The continuing directors may act notwithstanding any vacancy in their body, save that if the number of directors shall have been fixed at two or more persons and by reason of vacancies having occurred in the Board there shall be only one continuing director he shall be authorised to act alone only for the purpose of appointing another director.

PROCEEDINGS OF DIRECTORS

          70. The meetings of the Board of Directors and any committee thereof shall be held at such place or places as the directors shall decide.

          71. The directors may elect a Chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present at the time appointed for holding the same, the directors present may choose one of their number to be Chairman of the meeting.

          72. The directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes; in case of an equality of votes the Chairman shall have a second or casting vote. A director may at any time summon a meeting of the directors. If the Company shall have only one director the provisions hereinafter contained for meetings of the directors shall not apply but such sole director shall have full power to represent and act for the Company in all matters and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of the directors. Such note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

          73. A director shall be given not less than three days notice of a meeting of the directors.

          74. Notwithstanding Regulation 73 above, a meeting of directors held in contravention of that Regulation shall be valid if a majority of the directors entitled to vote at the meeting have waived the notice of the meeting; and, for this purpose, the presence of a director at the meeting shall be deemed to constitute waiver on his part.

          75. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

          76. A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-third of the total number of directors with a minimum of two.

          77. If within half an hour from the time appointed for the meeting a quorum is not present the meeting shall be dissolved.

          78. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

          79. A resolution which has been notified to all directors and which has been approved by a majority of the directors for the time being entitled to receive notice of a meeting of the directors or of a committee of the directors and taking the form of one or more documents in writing or by facsimile, telex. telegram, cable or other written electronic communication shall be as valid and effectual as if it had been passed at a meeting of the directors or of such committee duly convened and held, without the need for any notice.

INDEMNITY

          80. Subject to the provisions of the Act and of any other statute for the time being in force every director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all losses or liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, and no director or other officer shall be liable for any loss, damage or misfortune which may happen to, or be incurred by the Company in the execution of the duties of his office, or in relation thereto.

SEAL

               81. The directors shall provide for the safe custody of the common seal of the Company. The common seal when affixed to any instrument, except as provided in Regulation 3, shall be witnessed by a director or any other person so authorised from time to time by the directors. The directors may provide for a facsimile of the common seal and approve the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal had been affixed to such instrument and the same had been signed as hereinbefore described. An imprint of the common seal shall be kept at the Registered Office of the Company.

DIVIDENDS AND RESERVES

               82. The directors may by resolution declare a dividend but no dividend shall be declared and paid except out of surplus and unless the directors determine that immediately after the payment of the dividend:

                    (a) the Company will be able to satisfy its liabilities as they become due in the ordinary course of its business; and

                    (b) the realisable value of the assets of the Company will not be less than the sum of its total liabilities, other than deferred taxes, as shown in the books of account, and its capital.

               83. Dividends when and if declared may be paid to one class of holder to the exdusion of the holders of other dasses, or in unequal amounts to holders of the various dasses of shares.

               84. Dividends may be dedared and paid in money shares or other property.

               85. In computing the surplus for the purpose of resolving to declare and pay a dividend, the directors may indude in their computation the net unrealised appreciation of the assets of the Company.

               86. The directors may from time to time pay to the members such interim dividends as appear to the directors to be justified by the surplus of the Company.

               87. Subject to the rights of holders of shares entitled to special rights as to dividends, all dividends shall be declared and paid according to the par value of the shares in issue, exduding those shares which are held by the Company as Treasury shares at the date of declaration of the dividend.

               88. The directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the directors, be applicable for meeting contingencies, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the directors may from time to time think fit.

               89. If several persons are registered as joint holders of any share, any of them may give effectual receipt for any dividend or other monies payable on or in respect of the share.

               90.  In the case of shares  issued to bearer,  the  directors may provide for the payment of dividend by reference to counterfoils or warrants issued with the certificate for such shares, and the production of such dividend counterfoil or warrant shall evidence entitlement to receipt of such dividend in the same way and to the same extent as production of the certificate itself. At the time of presentation of the counterfoil or warrant, the directors may issue such further counterfoilsor warrants as may be required to permit receipt by the holder thereof of subsequent dividends.

               91. Notice of any dividend that may have been declared shall be given to each member in manner hereinafter mentioned and all dividends unclaimed for three years after having been declared may be forfeited by the directors for the benefit of the Company.

               92.  No dividend shall bear interest against the Company.

BOOKS AND RECORDS

               93. The Company shall keep such accounts and records as the directors consider necessary or desirable in order to reflect the financial position of the Company.

               94. The Company shall keep minutes of all meetings of directors, members, committees of directors, committees of officers and committees of members, and copies of all resolutions consented to by directors, members, committees of directors, committees of officers and committees of members.

               95. The books, records and minutes required by Regulations 93 and 94 shall be kept at the Registered Office of the Company or at such other place as the directors determine, and shall be open to the inspection of the directors at all times.

               96. The directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the books, records and minutes of the Company or any of them shall be open to the inspection of members not being directors, and no member (not being a director) shall have any right of inspecting any book, record, minute or document of the Company except as conferred by Law or authorised by resolution of the directors.

 AUDIT

               97. The directors may by resolution call for the accounts of the Company to be examined by an auditor or auditors to be appointed by them at such remuneration as may from time to time be agreed.

               98. The auditor may be a member of the Company but no director or officer shall be eligible during his continuance in office.

               99. Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the officers of the Company such information and explanations as he thinks necessary for the performance of his duties.

               100. The report of the auditor  shall be annexed to the  accounts upon which he reports, and the auditor shall be entitled to receive notice of, and to attend, any meeting at which the Company's audited profit and loss account and balance sheet is to be presented.

 NOTICES

               101. Any notice,  information or written statement required to be given to members shall be served:

                    (a) in the case of members holding registered shares, by mail (airmail service if available) addressed to each member at the address shown in the share register; and

                    (b)  in the case of members holding shares issued to bearer

                    (i) by mail (airmail service if available) addressed to the agent or attorney whose name and address has been given for service of notice by the bearer of the share (identified for this purpose by the number of the share certificate), or

                    (ii) in the absence of an address for service  being  given, or if the notice, information or written statement cannot be served for any other reason, by publishing the notice, information or written statement in one or more newspapers published or circulated in the British Virgin Islands and in a newspaper in the place where the Company has its principal office.

                    102. All notices  directed to be given to the members  shaH, with respect to any registered share to which persons are jointly entitled, be given to whichever of such persons is named first in the share, register, and notice so given shall be sufficient notice to all the holders of such share.

                    103. Any notice,  if served by post, shall be deemed to have been served within ten days of posting, and in proving such service it shall be sufficient to prove that the letter containing the notice was properly addressed and put into the Post Office.

PENSION AND  SUPERANNUA11ON
FUNDS

                    104. The directors may establish and maintain or procure the establishment and maintenance of any non-contributory or contributory pensiOn or superannuation funds for the benefit of, and give or procure the giving of donations, gratuities, pensions, allowances or emoluments to any person who are or were at any time in the employment or service of the Company or any company which is a subsidiary of the Company or is allied to or associated with the Company or with any such subsidiary, or who are or were at any time directors or officers of the Company or of any such other company as aforesaid or who hold or held any salaried employment or office in the Company or such other company, or any persons in whose welfare the Company or any such other company as aforesaid is or has been at any time interested, and to the wives, widows, families and dependents of any such person, and may make payments for or towards the insurance of any such persons as aforesaid, and may do any of the matters aforesaid either alone or in conjunction with any such other company as aforesaid. A director holding any such employment or office shall be entitled to participate in and retain for his own benefit any such donation, gratuity, pension, allowance or emolument.

WINDING UP

                    105. If the Company shall be wound up, the  Liquidator  may, in accordance with a resolution of members, divide amongst the members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members. The Liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the Liquidator shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.

AKWTKATION

                    106. Whenever any  difference  arises between the Company on the one hand ando any of the members, their executors, administrators or assigns on the other hand touching the true intent and construction or the incidence or consequences of these presents or of the Act touching anything done or executed omitted or suffered in pursuance of the Act or touching any breach or alleged breach or otherwise relating to the premises or to these presents or to any Act affecting the Company or to any of the affairs of the Company such difference shall unless the parties agree to refer the same to a single arbitrator be referred to two arbitrators one to be chosen by each of the parties to the difference and the arbitrators shall before entering on the reference appoint an umpire.

                    107. If  either  party to the  reference  makes  default  in appointing an arbitrator either originally or by way of substitution (in the event that an appointed arbitrator shall die, be incapable of acting or refuse to act) for ten days after the other party has given him notice to appoint the same such other party may appoint an arbitrator to act in the place of the arbitrator of the defaulting party.

   AMENDMENT  TO  AR11CLES

                    108. The  Company   may  alter  or  modify  the   conditions
                         contained in these Regulations as originally drafted or as amended from time to time by a resolution of members or by a resolution of directors.

WE, the undersigned Registered Agent, subscribe our name to these Articles of Association.
--------------------------------------------------------------------------------
NAME, ADDRESS AND DESCRIPTION OF SUBSCRIBER
--------------------------------------------------------------------------------



lntegro Corporate Services (BVI) Limited
Tropic Isle Building
P.O. Box438
Road Town, Tortola
British Virgin Islands


Registered Agent                                  CLAUDEUE I. FRANCIS (Sdg.)
                                                  -----------------------------
                                                  Authorised Signatory


--------------------------------------------------------------------------------

DATED this 30th day of June, 1999.


WITNESS to the above signature:                   V. JOSEPH (Sdg.)
                                                  -----------------------------

                                                  Road Town
                                                  Tortola
                                                  British Virgin Islands

Integro Corporate Services (BVI) Limited
Tropic Isle Building
P.O. Box 438
Road Town
Tortola
British Virgin Islands
Telephone (+1 284) 494 2616
Facsimile (+i 284) 494 2704